SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2003

(Date of earliest event reported)

NET PERCEPTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25781	41-1844584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 France Avenue South, Edina, Minnesota
(Address of Principal Executive Offices, Including Zip Code)

(952) 842-5000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release by Net Perceptions, Inc. dated April 28, 2003.

Item 12.   Results of Operations and Financial Condition.

                On April 28, 2003, Net Perceptions, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET PERCEPTIONS, INC.

By: /s/ Thomas M. Donnelly
Dated: April 28, 2003	Thomas M. Donnelly
Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release by Net Perceptions, Inc. dated April 28, 2003.

Exhibit 99.1 FOR RELEASE 8:00 A.M. Central Time April 28, 2003

Contact:

Tom Donnelly	Terri Reden
Chief Financial Officer	Marketing Communications
Net Perceptions Inc.	Net Perceptions, Inc.
952-842-5400	952-842-5067
tdonnelly@netperceptions.com	treden@netperceptions.com

Net Perceptions Announces First Quarter Results

MINNEAPOLIS – Net Perceptions, Inc. (Nasdaq: NETP) today reported revenue of $616 thousand for the quarter ended March 31, 2003 and loss of $2.4 million, or ($0.09) per share. Included in results for the period was a restructuring charge of $1.2 million related primarily to the closure of operations in three satellite offices. In the same period last year the Company reported $1.1 million in revenue and a loss of $3.5 million, or ($0.13) per share.

Commenting on the results, Don Peterson, President and CEO of Net Perceptions said, “As previously announced, we have engaged US Bancorp Piper Jaffray Inc. to assist us in exploring possible strategic alternatives. At the same time we have continued to reduce our operating expenses while retaining key staff members who know our technology and products, and service our existing and prospective customers.”

Net Perceptions completed the quarter with approximately $61.5 million in cash and short-term investments. The Company is not providing revenue guidance for the second quarter of 2003 but anticipates total operating expenses of approximately $1.8 million.

Conference Call

There will be a conference call to discuss Net Perceptions’ financial results for the quarter ended March 31, 2003 on Monday April 28, 2003 beginning at 4:00 pm (CST). The call will be broadcast live over the internet at http://www.netperceptions.com under “Investor Relations.” The call will also be available for replay on Net Perceptions’ web site under “Investor Relations – Audio Archives” through close of business on May 5, 2003. The press release is also available on the Net Perceptions web site under “News Releases.”

About Net Perceptions

Net Perceptions (Nasdaq: NETP) is a software and services company that provides solutions for intelligent customer interaction that drive demand, grow revenue and increase profitability. Founded in 1996, Net Perceptions is headquartered in Minneapolis, Minnesota. Customers include market leaders such as 3M, Brylane, Great Universal Stores, J.C. Penney, J&L Industrial Supply and Half.com. For more information visit http://www.netperceptions.com or call 800-466-0711.

Net Perceptions and the Net Perceptions logo are registered trademarks of Net Perceptions, Inc. All other trademarks are the property of their respective owners. This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could effect future financial results are detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission.

NET PERCEPTIONS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	March 31, 2003 (Unaudited)	December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$30,262	$39,729
Short-term investments	31,273	23,230
Accounts receivable, net	136	389
Prepaid expenses and other current assets	603	627

Total current assets	62,274	63,975
Property and equipment, net	396	1,096
Other assets	700	725

Total assets	$63,370	$65,796

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$1,160	$1,522
Deferred revenue	821	750
Accrued restructuring costs	5,212	4,672

Total current liabilities	7,193	6,944
Deferred Rent	167	510

Total liabilities	7,360	7,454

Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	275,122	275,053
Accumulated other comprehensive income	120	122
Accumulated deficit	(219,234)	(216,835)

Total stockholders' equity	56,010	58,342

Total liabilities and stockholders' equity	$63,370	$65,796

NET PERCEPTIONS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2003	2002

Revenues:
Product	$138	$43
Service and maintenance	478	1,097

Total revenues	616	1,140
Cost of revenues:
Product	--	123
Service and maintenance	216	770

Total cost of revenues	216	893
Gross Margin	400	247
Operating Expenses:
Sales and marketing	706	1,481
Research and development	665	1,960
General and administrative	436	742
Restructuring related charges	1,200	367
Amortization of intangibles	--	28

Total operating expenses	3,007	4,578

Loss from operations	(2,607)	(4,331)
Other income (expense):
Interest income	216	780
Interest expense	0	(11)
Other income (expense)	(8)	90

Total other income (expense), net	208	859

Net loss	$(2,399)	$(3,472)

Net loss per share:
Basic and diluted	$(0.09)	$(0.13)
Shares used in computing basic and diluted net
loss per share	27,365	27,161